UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2025

TECNOGLASS INC.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-35436	98-1271120
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3550 NW 49th Street, Miami, Florida 33142

Avenida Circunvalar a 100 mts de la Via 40, Barrio Las Flores, Barranquilla, Colombia

(Address of Principal Executive Offices) (Zip Code)

(57)(5) 3734000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	TGLS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 4, 2025, Tecnoglass Inc. (the “Company”) and certain of its direct and indirect subsidiaries, as borrowers (the “Borrowers”), entered into that certain Credit Agreement (“Credit Agreement”) with the lenders party thereto and Wells Fargo Bank, National Association (“Wells Fargo”) as administrative agent (the “Administrative Agent”). The Credit Agreement provides for a $500 million five-year secured revolving credit facility (the “Facility”). Proceeds from the Facility were used at the initial closing to refinance all outstanding indebtedness and other obligations under the Credit Agreement dated as of October 30, 2020 between the Borrowers, PNC Bank, National Association, as administrative agent, and the lenders party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “PNC Credit Agreement”) and to pay fees and expenses related to the Credit Agreement. The proceeds of the Facility may be used during the availability period for working capital and other general corporate purposes.

Loans made under the Revolving Credit Facility (each “Revolving Credit Loans”) will be SOFR loans or base rate loans. Revolving Credit Loans will accrue interest at a per annum rate equal to either, at the Borrowers’ election, term SOFR plus a margin of 1.25-2.25% or base rate plus a margin of 0.25-1.25%, in each case, depending on the Company’s consolidated net leverage ratio. The Credit Agreement provides for an unused commitment fee of 0.20% to 0.30%, depending on the Company’s consolidated net leverage ratio. The Facility will terminate, and all Revolving Credit Loans mature, on September 4, 2030.

The Borrowers’ obligations under the Credit Agreement are secured by substantially all of the Borrowers’ tangible and intangible property, including contracts and contract rights, accounts receivable, and intellectual property, and the pledge of the issued and outstanding shares of stock or other equity interests of certain of the Borrowers’ direct and indirect subsidiaries, in each case subject to certain exceptions. The Borrowers’ obligations under the Credit Agreement will be guaranteed by certain direct and indirect subsidiaries of the Borrowers’, subject to certain exceptions.

The Company may at any time and from time to time prepay the Revolving Credit Loans in whole or in part, without premium or penalty. Additionally, the Company must make mandatory prepayments if the total utilization under the Facility ever exceeds the available commitment in the amount of the excess.

The Borrowers made certain representations and warranties to the lenders in the Credit Agreement that are customary for credit arrangements of this type. The Borrowers also agreed to comply with certain financial covenants, including (i) a maximum consolidated net leverage ratio (as defined in the Credit Agreement) of 3.50:1.00 as of the last day of any fiscal quarter; provided, however, if the Company completes a permitted acquisition (as defined in the Credit Agreement) with a total consideration over $20 million, it may elect to increase this ratio limit to 3.75 to 1.00 for up to four consecutive fiscal quarters, provided, further, that this higher limit applies only for purposes of covenant compliance and incurrence tests related to a permitted acquisition and any financing thereof, and there must be at least one full fiscal quarter between periods when this higher limit is in effect, and (ii) a minimum consolidated interest coverage ratio (defined in the Credit Agreement) of 3:00:1.00 as of the last day of any fiscal quarter. The Borrowers agreed to certain other affirmative and negative covenants that are customary for credit arrangements of this type.

The Credit Agreement provides for customary events of default, including, among other things, the failure to pay when due any principal, interest or other amount due under the Credit Agreement, beaches of representations or warranties, failure to perform any covenant under the Credit Agreement (subject to cure periods for certain such defaults), certain cross-defaults in excess of $20 million, the commencement of a proceeding or other action under any bankruptcy or similar law, or certain other insolvency proceedings, a judgment is entered against a Borrower or any subsidiary in an amount exceeding $20 million, and such judgment is not satisfied, vacated, discharged, or stayed for forty-five days, a change of control (as defined in the Credit Agreement), a final determination by any governmental authority of a Borrower’s or guarantor’s violation of anti-corruption laws, anti-money laundering laws or sanctions, invalidity of loan documents, certain ERISA events (as defined in the Credit Agreement) or ineffectiveness of subordination terms. Upon the occurrence of an event of default, the loan commitments may be terminated and all of the unpaid principal of all Revolving Credit Loans, all accrued and unpaid interest, and all other amounts owing under the Credit Agreement and related documents may be declared immediately due and payable.

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The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

On September 4, 2025, upon entry into the Credit Agreement and repayment of all outstanding indebtedness and other obligations under the PNC Credit agreement as described in Item 1.01 above, the Company terminated the PNC Credit Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On September 5, 2025, the Company issued a press release announcing the entry into the Credit Agreement. The press release is included as Exhibit 99.1 hereto.

The information furnished under this Item 7.01, including the exhibit related thereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any disclosure document of the Company, except as shall be expressly set forth by specific reference in such document.

Item 9.01 Financial Statement and Exhibits.

Exhibit	Description
10.1	Credit Agreement, dated as of September 4, 2025, by and among Tecnoglass Inc., TECNO RE, LLC, GM&P Consulting And Glazing Contractors, Inc, E.S. Windows, LLC, C.I. Energia Solar S.A.S. E.S. Windows, Tecnoglass S.A.S., Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto.
99.1	Press release.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 5, 2025

TECNOGLASS INC.

By:	/s/ Jose M. Daes
Name:	Jose M. Daes
Title:	Chief Executive Officer

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